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                                                                    EXHIBIT 10.4


                     EQUIPMENT LOAN AND SECURITY AGREEMENT


Borrower:  DICON FIBEROPTICS, INC            Lender: FIRST BANK & TRUST
           1331 Eight Street                         865 Howe Avenue, Suite 310
           Berkeley, CA 94710                        Sacramento, CA 95825

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     THIS EQUIPMENT LOAN AND SECURITY AGREEMENT ("Agreement") made effective
April 25, 2001 by and between DICON FIBEROPTICS, INC., a California corporation ("BORROWER") and FIRST BANK & TRUST, a California corporation with a State banking license ("LENDER").

                                    RECITALS

        A. Borrower has applied to Lender for a loan (the "Equipment Loan") in the maximum sum of EIGHT MILLION EIGHT HUNDRED THIRTY-TWO THOUSAND THREE HUNDRED SIXTEEN AND NO/100 Dollars ($8,832,316.00) to be used to finance of the acquisition of the Equipment set forth in EXHIBIT B attached hereto and incorporated herein.

        B. Subject to the terms and conditions of this Agreement, Borrower has agreed to borrow, and Lender agreed to lend to Borrower, the Equipment Loan.

        C. Pursuant to the terms of this Agreement, Borrower's obligations under the Equipment Loan are to be secured by a security interest in the Collateral (as defined herein).

                                    AGREEMENT

        For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. DEFINITIONS. Unless defined herein, capitalized terms as used herein shall have the meaning defined in EXHIBIT A attached hereto and incorporated herein by this reference. Terms not otherwise defined in this Agreement and the Loan Documents shall have the meanings attributed to such terns in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

2. EQUIPMENT LOAN. Subject to the terms and conditions contained herein, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, the Equipment Loan, under the following terms and conditions:

        2.1. EQUIPMENT NOTE. The Equipment Loan shall be evidenced by the Equipment Note and the Loan Documents.

        2.2. PURPOSE. Advances under the Equipment Note shall be used to finance the purchase of the Equipment.

        2.3. ADVANCES. Advances shall be made up to sixty-five percent (65.00%) of the invoiced purchase price of each item of Equipment, provided that the aggregate amount of Advances made shall not exceed the Equipment Note Amount. Advances shall be made as to each item of Equipment upon presentation to Lender of the Equipment Purchase Documentation. If necessary to perfect a security interest in the Equipment, Lender, at Lender's option, may make disbursements of any Advances payable to the Equipment vendor.

        2.4. ADVANCE PERIOD. Advances shall be made during the Advance Period. No advances shall be made under the Equipment Loan after April 30, 2001.




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        2.5. NON-REVOLVING COMMITMENT. The Equipment Loan represents a non-revolving commitment in that advances made under the Equipment Note may not be re-borrowed once repaid.

        2.6. AUTHORIZATION FOR ADVANCES. Until Lender receives notice from Borrower of revocation of their authority, the following persons are authorized to request Advances under the Equipment Loan:

                Ho-Shang Lee, President & CEO

        Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender.

        2.7. INTEREST. Interest under the Equipment Note shall be payable monthly beginning May 31 2001, and on the last day of each month thereafter, and, subject to the Fixed Rate Option and the Deposit Incentive Rate set forth herein below, shall accrue on the principal balance outstanding under the Equipment Note at a variable rate of one-half of one percentage point (00.50%) per annum in excess of the Index as it may change from time to time. Interest shall be computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Should interest not be timely paid, it shall become a part of the principal and thereafter bear interest as provided herein.

        2.8. PRINCIPAL. Principal shall be payable in sixty (60) monthly installments commencing on May 31, 2001, and on the last day of each month thereafter. The monthly principal installments shall be established at the amount necessary to fully amortize the Advances in sixty (60) equal monthly installments.

        2.9. MATURITY DATE. The entire amount of unpaid principal and accrued but unpaid interest will be immediately due and payable in full on the Maturity Date.

        2.10. LOAN FEE. As consideration for extension of the Equipment Loan, and as a condition precedent to any obligation of Lender to make any Advances under the Equipment Loan, Borrower shall pay Lender the Loan Fee.

        2.11. FEES AND COSTS. Borrower agrees to pay all fees and costs, including, but not limited to recording fees, filing fees, and other fees and costs incurred in connection with the documentation and funding of the Equipment Loan. Borrower agrees to reimburse Lender upon demand for all such fees and costs incurred by Lender in connection with the Equipment Loan, and for one-half of all attorneys' fees and related costs incurred by Lender in connection with the negotiation and documentation of the Equipment Loan, including the preparation and negotiation of the Loan Documents.

        2.12. COLLATERAL. The Equipment Loan shall be secured by a security interest in the Collateral.

        2.13. INITIAL LOAN DOCUMENTS. To evidence and effect the Equipment Loan, Borrower shall execute and deliver to Lender, each of the following documents (the "INITIAL LOAN DOCUMENTS"):


                2.13.1  This Agreement, in form satisfactory to Lender;

                2.13.2  The Equipment Note, in form satisfactory to Lender;

                2.13.3  A Financing Statement, in form satisfactory to Lender;

                2.13.4 A Certificate of Secretary- Articles and By-Laws, in form satisfactory to lender;

                2.13.5 A Certificate of Secretary (Corporate Resolution to Borrow), in form satisfactory to Lender; and



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                2.13.6  A Certificate of Secretary (Incumbency Certificate), in
                        form satisfactory to Lender.

        2.14. OTHER TERMS AND CONDITIONS. The Equipment Loan shall be subject to all other terms and conditions contained in the Loan Documents, each of which is incorporated herein by this reference.

       2.15. ANNUAL FIXED RATE OPTION. Provided that no Event of Default exists and has not been cured, and subject to the provisions of Section 2.17 herein below, effective April 30, 2001, and annually on April 30 of each year thereafter, Borrower may, at Borrower's option, elect to fix the interest rate on the Equipment Loan for a twelve month period at a rate of one-half of one percentage point (00.50%) per annum in excess of the Index at that date (the "FIXED RATE OPTION"). Notice of Borrower's election of the Fixed Rate Option must be given to Lender on or before April 25 of each year in order to elect the Fixed Rate Option for the next twelve month period. Unless Borrower elects the Fixed Rate Option, effective April 30 of each year, the interest will accrue for the succeeding twelve months at the variable interest rate as provided in
Section 2.7 herein above.

        2.16. DEPOSIT INCENTIVE RATE. Provided that Borrower has not elected the Fixed Rate Option, and subject to the provisions of Section 2.17 herein below, commencing May 31, 2001, and on the last day of each month thereafter, and provided that no Event of Default exists and remains uncured, Lender will reduce the interest rate to be otherwise charged under the Equipment Loan for the next month as follows:

                2.16.1 By one-quarter of one percent (00.25%) per annum, when the daily collected balances in Borrower's demand deposit accounts with Lender have averaged over the preceding ninety (90) days in excess of $1,000,000.

                2.16.2 By one half of one percent (00.50%) per annum, when the daily collected balances in Borrower's demand deposit accounts with Lender have averaged over the preceding ninety (90) days in excess of $2,000,000.

        2.17. INTEREST AFTER DEFAULT. Notwithstanding the Fixed Rate Option or the Deposit Incentive Rate, if any Event of Default occurs and remains uncured beyond any period allowed to cure such Event of Default pursuant to Section 14.8 of this Agreement, Lender, at Lender's option, may increase the interest rate under the Note to four percentage points (4.000%) over the interest rate to be otherwise charged under the Note (the "DEFAULT RATE").

3. CONDITIONS PRECEDENT TO INITIAL ADVANCE. Lender's obligation to make the Initial Advance and each Subsequent Advance under this Agreement shall be subject to the Borrower's fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Initial Loan Documents, including but not limited to the following:

        3.1. INITIAL LOAN DOCUMENTS. The execution and delivery by Borrower of each of the Initial Loan Documents specified in Section 2.13 of this Agreement, in form satisfactory to Lender.

        3.2. EQUIPMENT PURCHASE DOCUMENTATION. Borrower shall have delivered to Lender such Equipment Purchase Documentation as Lender may reasonably require to specifically identify the Equipment to be financed by the Initial Advance.

        3.3. PAYMENT OF FEES AND COSTS. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any of the other Loan Documents.

        3.4. REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement and the other Initial Loan Documents are true and correct in all material respects.

        3.5. NO EVENT OF DEFAULT. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any of the Initial Loan Documents.



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        3.6. COMPLIANCE CERTIFICATE. Borrower shall have delivered to Lender a certificate, dated as of the date of the Initial Advance, in form satisfactory to Lender, executed by Borrower's Director of Finance, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

        3.7. INSURANCE. Borrower shall have delivered to Lender a certificate of insurance evidencing coverage as required under the Equipment Loan Agreement.

        3.8. FIXTURES. In addition to the Initial Loan Documents, if Lender reasonably determines that any of the Equipment to be financed by the Initial Advance is or will become a Fixture, Lender may, in Lender's sole discretion require Borrower to execute and deliver, or cause to be executed and delivered to Lender by Borrower and/or Landlord, each of the following documents:

                3.8.1   A Fixture Filing, in form satisfactory to Lender;

                3.8.2 A Landlord Consent, in form satisfactory to Lender, from each Landlord of any Premises on which a Fixture is located.

4. CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCE. Lender's obligation to make any Subsequent Advance under this Agreement shall be subject to the Borrower's fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement, including but not limited to the following:

        4.1. FINANCING STATEMENT AMENDMENT. The execution and delivery by Borrower of a Financing Statement Amendment in form satisfactory to Lender, amending the Financing Statement to specifically identify the Equipment financed by the Subsequent Advance.

        4.2. VALIDITY OF LOAN DOCUMENTS. Each of the Loan Documents shall constitute, legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

        4.3. EQUIPMENT PURCHASE DOCUMENTATION. Borrower shall have delivered to Lender such Equipment Purchase Documentation as Lender may reasonably require to specifically identify the Equipment to be financed by the Subsequent Advance.

        4.4. PAYMENT OF FEES AND COSTS. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any of the other Loan Documents.

        4.5. REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all material respects.

        4.6. NO EVENT OF DEFAULT. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any of the Loan Documents.

        4.7. COMPLIANCE CERTIFICATE. Borrower shall have delivered to Lender a certificate, dated as of the date of the Subsequent Advance, in form satisfactory to Lender, executed by Borrower's Director of Finance, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

        4.8. FIXTURES. If Lender reasonably determines that any of the Equipment to be financed by any Subsequent Advance is or will become a Fixture, Lender may, in Lender's sole discretion require Borrower to execute and deliver, or cause to be executed and delivered to Lender by Borrower and/or Landlord, each of the following documents:



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                4.8.1   A Fixture Filing and/or a Fixture Filing Amendment, in
                        form satisfactory to Lender;

                4.8.2 A Landlord Consent, in form satisfactory to Lender, from each Landlord of any Premises on which a Fixture is located.

5. GRANT OF SECURITY INTEREST. For valuable consideration, Borrower hereby grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

6. DEPOSIT ACCOUNTS. Borrower hereby grants Lender a contractual possessory security interest in and hereby assigns, conveys, delivers, pledges, and transfers all of Borrower's right, title and interest in and to any funds deposited with Lender, including but not limited to any Loan Proceeds. Borrower shall have the unfettered right at any time and from time to withdraw from Lender any and all funds deposited with Lender, except during such period or periods of time that Lender shall have the right to exercise remedies under
Section 15 of this Agreement.

7. OBLIGATIONS OF BORROWER WITH RESPECT TO THE COLLATERAL. Borrower warrants and covenants to Lender as follows:

        7.1 PERFECTION OF SECURITY INTEREST. Borrower agrees to execute such Financing Statements and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing, upon failure of Borrower to do so after written request by Lender, any Financing Statement or Financing Statement Amendment on behalf of Borrower, or file a carbon, photographic or other reproduction of any Financing Statement or of this Agreement for use as a Financing Statement, as necessary to perfect or to continue the security interest granted in this Agreement. Borrower will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral. Borrower promptly will notify Lender of any change in Borrower's name including any change to the assumed business names of Borrower.

        7.2 LOCATION OF THE COLLATERAL. Borrower will deliver to Lender in form satisfactory to Lender a schedule of Collateral Locations.

        7.3 REMOVAL OF COLLATERAL. Borrower shall keep the Collateral at the Collateral Locations, or to the extent the Collateral consists of intangible property such as accounts, and the records concerning the Collateral, at Borrower's address shown above. Borrower shall not remove the Collateral from the Collateral Locations without the prior written consent of Lender.

        7.4 TRANSACTIONS INVOLVING COLLATERAL. Borrower shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. A sale in the ordinary course of Borrower's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Borrower shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Borrower shall immediately deliver any such proceeds to Lender for application to payment of the Indebtedness.

        7.5 TITLE. Borrower represents and warrants to Lender that it holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Borrower shall defend Lender's rights in the Collateral against the claims and demands of all other persons.



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        7.6 MAINTENANCE AND INSPECTION OF COLLATERAL. Borrower shall maintain all tangible Collateral in good condition and repair. Borrower will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times and on reasonable notice to examine, inspect, and audit the Collateral wherever located. Borrower shall immediately notify Lender of all cases involving the return, rejection, repossession, loss or damage of or to any Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral.

        7.7 TAXES, ASSESSMENTS AND LIENS. Borrower will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Loan Documents. Borrower may withhold any such payment or may elect to contest any lien if Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Borrower shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any such contest Borrower shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Borrower shall name Lender as an additional obligee under any surely bond furnished in the contest proceedings.

        7.8 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Borrower shall comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the disposition or use of the Collateral. Borrower may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.

        7.9 INSURANCE.

                7.9.1 Borrower, at its sole cost and expense, will keep the Collateral insured for the mutual benefit of Borrower and Lender against loss or damage by fire, and against loss or damage by other risks embraced by coverage of the type now known as the broad form of extended coverage, including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary, theft, and mysterious disappearance, and against any other risks or hazards that Lender may from time to time reasonably designate, in an amount not less than one hundred percent (100%) of the then full replacement cost of the Collateral, without deduction for physical depreciation. The policies of insurance carried in accordance with this Section will contain the Replacement Cost Endorsement.

                7.9.2 Borrower, at its sole cost and expense, but for the mutual benefit of Borrower and Lender, will maintain, for so long as any Indebtedness is owing under the Equipment Note, in any amounts, as may from time to time be reasonably required by Lender business interruption insurance.

                7.9.3 Borrower, at its sole cost and expense, will obtain and maintain public liability insurance covering the Collateral and the ownership, use, occupancy, and maintenance of the Collateral.

                7.9.4 All policies of insurance required pursuant to this Agreement will be issued in an amount and by a company reasonably acceptable to Lender, in form and substance satisfactory to Lender and will be approved by Lender as to amounts, form, risk coverage, and deductibles as approved by Lender, and shall contain a loss payable or other endorsement satisfactory to Lender insuring Lender as mortgagee, together with such other



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                        endorsements as may be required by Lender, including
                        stipulations that coverages will not be cancelled or diminished without at least thirty (30) days' prior written notice to Lender.

        7.10 APPLICATION OF INSURANCE PROCEEDS. Borrower shall promptly notify Lender of any loss of damage to the Collateral. Lender may make proof of loss if Borrower fails to do so within thirty (30) days of the casualty. All proceeds of any insurance on the Collateral, including accrued interest thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Borrower from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Borrower. Any proceeds which have not been disbursed within six (6) months after their receipt and which Borrower has not committed to the repair or restoration of the Collateral, may, at Lender's option, be used to prepay the Indebtedness.

        7.11 INSURANCE REPORTS. Borrower, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance required under this Agreement, showing such information as Lender may reasonably request including the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the property insured; (e) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (f) the expiration date of the policy. In addition, if Lender reasonably believes the Collateral is underinsured, Lender shall notify Borrower. If Borrower fails to demonstrate to Lender's reasonable satisfaction that the Collateral is adequately insured, Borrower shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

8. TERM. This Agreement shall be effective on the Effective Date and shall continue in full force and effect until such time as the Equipment Loan has been paid in full, in principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

9. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the Effective Date, and as of the date of each Advance:

        9.1. ASSUMED BUSINESS NAMES. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: NONE.

        9.2. AUTHORIZATION. Borrower's execution, delivery, and performance of this Agreement and all the other Loan Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of any agreement or other instrument binding upon Borrower or (2) any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties.

        9.3. FINANCIAL INFORMATION. Each of Borrower's financial statements supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender that will more likely than not result in Borrower not being able to repay the Loan in accordance with its amortization schedule. Borrower has no material contingent obligations as of the date of a financial statement except as disclosed in such financial statements.

        9.4. LEGAL EFFECT. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute, legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

        9.5. LITIGATION AND CLAIMS. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has



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occurred, which will more likely than not result in Borrower not being able to repay the Loan in accordance with its amortization schedule, other than litigation, claims, or other events, if any, that have been disclosed to Lender in writing.

        9.6. TAXES. To the best of Borrower's knowledge, all of Borrower's tax returns and reports that are or were required to be filed, have been filed, or such filing has been extended, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

        9.7. INFORMATION. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading on the date as of which such information is dated or certified.

        9.8. LIEN PRIORITY. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any security agreements, or permitted the filing or attachment of any security interests on or affecting any of the Collateral that would be prior or that may in any way be superior to Lender's security interests and rights in and to such Collateral.

        9.9. TITLE TEA ASSETS. Borrower has good title to Borrower's assets, the same are not subject to any liens or encumbrances other than those disclosed to Lender prior to the Effective Date, or as to each Advance, prior to such Advance.

        9.10. FIXTURES. None of the Equipment is or will become a Fixture.

        9.11. TRADEMARKS, PATENTS. Borrower, as of the date of this Agreement, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct Borrower's business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents, and license rights of others.

        9.12. REGULATION U. The proceeds of the Equipment Loan shall not be used to purchase or carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve system).

        9.13. BUSINESS PURPOSE. The primary purpose of this loan is for business purposes, and not for personal, family or household purposes or personal investment.

        9.14. BINDING EFFECT. This Agreement, and all of the other Loan Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

10. ENVIRONMENTAL PROVISIONS.

        10.1. HAZARDOUS SUBSTANCES. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) Except in the ordinary course of business, and in strict compliance with all Environmental Laws, during the period of Borrower's occupancy of the Premises, there has been no use, generation, manufacture, storage, treatment, or disposal, of any Hazardous Substance by any person on, under, about or from any of the Premises; and (2) Borrower has no knowledge of, or reason to believe that there has been any actual or threatened litigation or claims of any kind by any person relating to such matters. The representations and warranties contained herein are based on Borrower's reasonable due diligence in investigating the Collateral for hazardous waste and hazardous substances.

        10.2. USE OF HAZARDOUS SUBSTANCES. Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Premises shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Premises except in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws.

        10.3. ENVIRONMENTAL INSPECTIONS. Borrower authorizes Lender and its agents, at any reasonable time and upon reasonable notice, to enter upon the Premises to make such inspections and tests as may be reasonably appropriate to determine compliance of the Premises with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person.

        10.4. RELEASE AND INDEMNITY. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the properties.

        10.5. SURVIVAL. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender's acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

11. AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

        11.1. NOTICES OF CLAIMS AND LITIGATION. Promptly inform Lender in writing of (1) all material adverse changes in Borrower's financial condition which will more likely than not result in Borrower not being able to repay the Loan in accordance with its amortization schedule, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower which will more likely than not result in Borrower not being able to repay the Loan ire accordance with its amortization schedule, and (3) any Event of Default.

        11.2. FINANCIAL RECORDS. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times and upon reasonable notice.

        11.3. FINANCIAL STATEMENTS. Furnish Lender with the following:

                11.3.1 INTERIM STATEMENTS. As soon as available, but in no event later than forty-five (45) days after the end of each fiscal quarter, Borrower's unaudited balance sheet and profit and loss statement for the period ended, prepared by Borrower substantially in accordance with GAAP.

                11.3.2 ANNUAL STATEMENTS. As soon as available, but in no event later than one-hundred twenty (120) days after the end of each fiscal year, audited year-end financial statements of Borrower, prepared by a certified public accountant selected by Borrower and satisfactory to Lender, issued with an unqualified opinion, prepared in accordance with GAAP.

                11.3.3 TAX RETURNS. As soon as available, but in no event later than thirty (30) days after the applicable filing date, as may be extended, for the tax reporting period ended, Federal and all State income tax returns.

                11.3.4 ACCOUNTS RECEIVABLE AGINGS. As soon as available, but in no event later than forty-five (45) days after the end of each fiscal quarter, an accounts receivable aging summary, as of the quarter-end.

                11.3.5 ACCOUNTS PAYABLE AGINGS. As soon as available, but in no event later than forty-five (45) days after the end of each fiscal quarter, an accounts payable aging summary, as of the quarter-end.

                11.3.6 LOAN COMPLIANCE CERTIFICATE. As soon as available, but in no event later than forty-five (45) days after the end of each fiscal quarter, a certificate, in form satisfactory to Lender, signed by the Director of Finance of Borrower:

                        11.3.6.1 showing for each of the Financial Covenants and
                                 Ratios to be met by Borrower under Section 11.5 below, such Financial Covenant and/or Ratio of Borrower as of that quarter-end, and certifying Borrower's compliance, or non-compliance, as the case may be, with the same; and

                        11.3.6.2 certifying Borrower's compliance, in all
                                 material respects, if true, with all other terms and conditions of this Agreement, and to the extent Borrower is in material violation or in material non-compliance with any of the terms and conditions of this Agreement, stating such provisions and the nature and extent of such violation or non-compliance.

        All financial reports required to be provided under this Agreement shall be certified by Borrower as being true and correct in all material respects.

        11.4. ADDITIONAL INFORMATION. Furnish such additional information and statements, as Lender may reasonably request from time to time.

        11.5. FINANCIAL COVENANTS AND RATIOS. Comply with the following covenants and ratios:

                11.5.1 MINIMUM PROFITABILITY. Borrower shall show a positive Net Income calculated on a quarterly and annual basis, based on quarterly unaudited and annual audited financial statements, respectively.

                11.5.2 MINIMUM DEBT SERVICE COVERAGE RATIO. Borrower shall show a minimum Debt Service Coverage Ratio of 1.5 to 1, calculated on an annual basis, based on annual audited financial statements.

                11.5.3 MINIMUM QUICK RATIO REQUIREMENTS. Borrower shall have a minimum Quick Ratio of .85 to 1, calculated on a quarterly basis based on the quarterly unaudited statements and at year-end based on the annual audited financial statements.

                11.5.4 MINIMUM TANGIBLE NET WORTH. Borrower shall have a minimum Tangible Net Worth of $40,000,000, calculated on a quarterly basis based on the quarterly unaudited statements and at year-end based on the annual audited financial statements.

                11.5.5 MAXIMUM DEBT TO TANGIBLE NET WORTH RATIO. Borrower shall have a Debt to Tangible Net Worth ratio of not more than
                        2.00 to 1, measured annually as of the fiscal year-end based on the annual audited financial statements.

                Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be certified by Borrower as being true and correct.

        11.6. OTHER AGREEMENT. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party, except such as may be contested in good faith or as to which a bona fide dispute may exist, and notify Lender immediately in writing of any default in connection with any other such agreements which will more likely than not result in Borrower not being able to repay the Loan in accordance with its amortization schedule.

        11.7. TAXES, CHARGES AND LIENS. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits, except as may be contested in good faith or as to which a bona fide dispute may exist.

        11.8. PERFORMANCE. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Loan Documents, and in all other instruments and agreements between Borrower and Lender.

        11.9. OPERATIONS. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

        11.10. COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use of the Collateral or occupancy of the Premises, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Collateral are not jeopardized; provided, however, Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest in the Collateral.

        11.11. INSPECTION. Permit employees or agents of Lender at any reasonable time, on reasonable notice and in such a manner that will protect Borrower's trade secrets and intellectual property, to inspect any and all Collateral and the Premises and to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and on reasonable notice, and to provide Lender with copies of any records it may request, all at Borrower's expense.

        11.12. ADDITIONAL ASSURANCES. Make, execute and deliver to Lender such instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence the Equipment Loan and to perfect or maintain perfection of Lender's security interest in the Collateral.

        11.13. FIXTURES. If Lender at any time reasonably determines that any of the Equipment is or will become a Fixture, Lender may, in Lender's sole discretion require Borrower to execute and deliver, or cause to be executed and delivered to Lender, each of the following documents:

                11.13.1 A Fixture Filing and/or Fixture Filing Amendment, in
                        form satisfactory to Lender, covering any such Fixtures; and

                11.13.2 A Landlord Consent, in form satisfactory to Lender, from each Landlord of any Premises on which a Fixture is located.

Delivery of such Fixture Filing and/or Fixture Filing Amendment and Landlord Consent, shall be effective to cure any Event of Default that arises from such Equipment becoming a Fixture.

12. LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any of the other Loan Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any of the other Loan Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action reasonably appropriate to maintain and preserve the Collateral, including but not limited to discharging or paying all taxes, liens, security Interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral; provided. however, that, except in exercise of its rights and remedies under Section 15 of this Agreement, Lender shall not remove the Collateral from the Premises and shall not take custody or control of the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the Default Rate from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the indebtedness and, at Lender's option, will (A) be payable on demand;
(B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. Any Collateral also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

13. NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, without the prior written consent of Lender:

        13.1. ADDITIONAL LOANS AND INVESTMENTS. Borrower shall not make any investment in or loan to, or purchase or acquire any interest in, any entity or venture; provided, however, that this Section 13.1 shall not be deemed to prohibit investments or loans or purchases or acquisition which are permitted be any one of the following subsections:

                13.1.1 Borrower may make investments, loans, purchases and acquisitions in the ordinary course of its business;

                13.1.2 Borrower may make short term investments in and purchases of liquid marketable securities and obligations;

                13.1.3 Borrower may make investments in and loans to or purchase or acquire any interest in any majority owned entity or venture;

                13.1.4 Borrower may make investments, or purchase or acquire any interest in any entity or venture if the entity or venture will become with such investment, purchase or acquisition, a majority owned entity or venture;

                13.1.5 Borrower may make investments in and loans to or purchase or acquire any interest in any customer of or supplier to Borrower;

                13.1.6 Borrower may make investments in or loans to, or purchase or acquire any interest in, any entity or venture if the activities of the entity or venture are related to the manufacturing, sales or research and development activities of Borrower;

                13.1.7 Borrower may make investments in or loans to, or purchase or acquire any interest in, any entity or venture if the activities of the entity or venture are unrelated to the manufacturing, sales, or research and development activities of Borrower, provided the amount of such investment, loan, purchase or acquisition does not exceed the greater of (i) $1,000,000, or (ii) two percent (2.00%) of Tangible Net Worth (determined at the time of the investment, loan, purchase or acquisition).

        13.2. SURETY OR GUARANTOR OBLIGATIONS. Borrower shall not incur any obligations as surety or guarantor; provided, however, that this Section 13.2 shall not be deemed to prohibit incurring obligations as surety or guarantor which are permitted by any one of the following subsections:

                13.2.1 Borrower may incur obligations as surety or guarantor in the ordinary course of its business.

                13.2.2 Borrower may incur obligations as surety or guarantor of the obligations of any majority owned entity or venture;

                13.2.3 Borrower may incur obligations as surety or guarantor which do not exceed the greater of (i) $1,000,000, or
                        (ii) two percent (2.00%) of Tangible Net Worth in the aggregate amount outstanding at any time.

        13.3. TRANSFER OR DISPOSITION OF ASSETS. Borrower shall not sell, lease, exchange, transfer or otherwise dispose of any of its assets, provided, however, that this Section 13.3 shall not be deemed to prohibit sales, leases, exchanges, transfers or disposition of assets which are permitted by any one of the following subsections:

                13.3.1 Borrower may sell, lease, exchange, transfer, or otherwise dispose of assets in the ordinary course of its business, for fair and reasonable consideration;

                13.3.2 Borrower may sell, lease, exchange, transfer, or otherwise dispose of assets to any majority owned entity or venture, for fair and reasonable consideration;

                13.3.3 Borrower may sell, lease, exchange, transfer or otherwise dispose of assets, for fair and reasonable consideration, as a means of accomplishing a merger or consolidation permitted by subsections 13.4.1 and 134.2;

                13.3.4 Borrower may sell, lease, exchange, transfer or otherwise dispose of fixed or capital assets with a book value not exceeding in the aggregate annually the greater of (i) $1,000,000, or (ii) two percent (2.00%) of Tangible Net Worth as of the prior fiscal year end.

                13.3.5 Borrower may enter sale and leaseback agreements for fixed and capital assets.

Notwithstanding any provision of this Section 13.3, Borrower shall not sell, lease, exchange, transfer or otherwise dispose of any of the Collateral without the express written consent of Lender.

        13.4. CONTINUITY OF OPERATIONS. Borrower shall not engage in any business activities substantially different from the business activities in which Borrower is presently engaged, and Borrower shall not cease operations, liquidate, or dissolve or enter into any merger or consolidation; provided, however, that this Section 13.4 shall not be deemed to prohibit Borrower from entering into any merger or consolidation which is permitted by any one of the following subsections:

                13.4.1 Borrower may merge or consolidate with any majority owned entity or venture;

                13.4.2 Borrower may merge or consolidate with any entity or venture if Borrower is the surviving entity.

        13.5. FIXTURES. Cause or allow any of the Equipment to become a Fixture.

14. DEFAULT. Each of the following shall constitute an event of default ("EVENT OF DEFAULT") under this Agreement:

        14.1. PAYMENT DEFAULT. Borrower fails to make any payment when due under the Loan.

        14.2. OTHER DEFAULTS. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the other Loan Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

        14.3. WARRANTIES AND REPRESENTATIONS. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement, the Note, or the other Loan Documents is false or misleading in any material respect, at the time made or furnished, or any warranty or representation made in Section 9 of this Agreement becomes false or misleading at any time after the Effective Date, or any warranty or representation made in
Section 9 of this Agreement at the time of any Advance becomes false or misleading at any time thereafter. If the representation set forth in Section
9.1 becomes false or misleading as a result of Borrower doing business under a new assumed name, Borrower may correct the representation in Section 9.1, and no Event of Default shall have occurred, by notifying Lender of the new assumed business name.

        14.4. DISSOLUTION OR INSOLVENCY. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

        14.5. DEFECTIVE COLLATERALIZATION. This Agreement or any of the other Loan Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

        14.6. CREDITOR OR FORFEITURE PROCEEDINGS. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any of the Collateral. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount reasonably determined by Lender as being an adequate reserve or bond for the dispute.

        14.7. ADVERSE CHANGE. A material adverse change occurs in Borrower's financial condition that will more likely than not result in Borrower not being able to repay the Loan in accordance with its amortization schedule.

        14.8. RIGHT TO CURE. Lender shall notify Borrower in writing of any Event of Default. Any Event of Default may be cured (and no Event of Default will have occurred) if, after receiving written notice from Lender of such Event of Default: (1) Borrower cures the default within fifteen (15) days (or within 5 days in the case of an Event of Default under Section 14.1) from receipt of such notice; or (2) if the Event of Default is not an Event of Default under Section 14.1, and the cure requires more than fifteen (15) days, Borrower immediately initiates steps which Lender reasonably believes to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

        14.9. MANDATORY PREPAYMENT. Notwithstanding the provisions of Section 14.8, if Lender has given Borrower three (3) written notices under Section 14.8 of the same violation of this Agreement constituting an Event of Default within the preceding twelve (12) month period, Lender may by written notice to Borrower require Borrower to prepay the Loan in full on the date falling ninety (90) days after Borrower's receipt of such notice requiring prepayment of the Loan.

15. RIGHTS AND REMEDIES ON DEFAULT. If Lender has notified Borrower of an Event of Default under Section 14.8, and if the Event of Default has not been cured within the time required under Section 14.8, or if Lender has notified Borrower that it is requiring prepayment of the Loan under Section 14.9 and if Borrower has not prepaid the Loan in full as required under Section 14.9, Lender shall have all the rights of a secured party under the Uniform Commercial Code and Lender may exercise any one or more of the following rights and remedies:

        15.1 ACCELERATE INDEBTEDNESS. Lender may declare the entire Indebtedness, including any prepayment penalty which Borrower would be required to pay, immediately due and payable, without prior notice.

        15.2 TERMINATION OF ADVANCES. Lender, without prior notice to Borrower, may terminate any obligation under this Agreement to make any further Advances under the Loan.

        15.3 ASSEMBLE COLLATERAL. Lender may require Borrower to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Borrower to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement that may not be reasonably removed at the time of repossession, Borrower agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Borrower after repossession.

        15.4 SELL THE COLLATERAL. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Borrower. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Borrower reasonable notice of the time after which any private sale of any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days, or such lesser time as required under the Uniform Commercial Code, before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Default Rate from date of expenditure until repaid.

        15.5 APPOINT RECEIVER. To the extent permitted by applicable law, Lender shall have the following rights and remedies regarding the appointment of a receiver; (a) Lender may have a receiver appointed as a matter of right, (b) the receiver may be an employee of Lender and may serve without bond, and (c) ail fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Default Rate from date of expenditure until repaid.

        15.6 COLLECT REVENUES, APPLY ACCOUNTS. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the proceeds of the Collateral. Lender may at any time in its discretion transfer any chattel paper, instruments or other proceeds from the sale of the Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the proceeds of the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on such proceeds as Lender may determine, whether or not Indebtedness is then due. For these purposes, Lender may, on behalf of and in the name of Borrower, receive, open and dispose of mail addressed to Borrower; change any address to which mail and payments of such proceeds are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment of the proceeds of any of the Collateral. To facilitate collection, Lender may notify account debtors and obligors on any proceeds of the Collateral to make payments directly to Lender.

        15.7 OBTAIN DEFICIENCY. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Borrower for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Borrower shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper representing proceeds of the Collateral.

        15.8 OTHER RIGHTS AND REMEDIES. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

        15.9 CUMULATIVE REMEDIES. All of Lender's rights and remedies, whether evidenced by this Agreement or the Loan Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under this Agreement, after Borrower's failure to perform, shall not affect Lender's rights under this Agreement.

16. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

        16.1 AMENDMENTS. This Agreement, together with any of the Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

        16.2 APPLICABLE LAW. This Agreement has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower and Lender agree to submit to the jurisdiction of the courts of Contra Costa County, State of California. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        16.3 ATTORNEYS FEES; EXPENSES. Borrower agrees to pay upon demand all of Lender's costs and expenses, including attorneys' fees and Lender's legal expenses, including expert witness and consultant fees and related expenses, incurred in connection with the enforcement of this Agreement. Lender may pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court. In any legal action or proceeding brought by either party to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

        16.4 JURY TRIAL WAIVER. Borrower and Lender waive any right to trial by jury with respect to any action or proceeding (a) brought by Borrower, or Lender, relating to (i) the Loan or any understandings or prior dealings between the parties or (ii) the Loan Documents, or (b) to which Lender is a party.

BORROWER AND LENDER AGREE THAT THIS AGREEMENT CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY PURSUANT TO THE PROVISIONS OF CODE OF CIVIL PROCEDURE
SECTION 631 AND BORROWER AND LENDER EACH CONSTITUTE AND APPOINT THE OTHER PARTY ITS TRUE AND LAWFUL ATTORNEY-IN-FACT (THE APPOINTMENT BEING COUPLED WITH AN INTEREST) AND BORROWER AND LENDER EACH AUTHORIZE AND EMPOWER THE OTHER PARTY, IN THE NAME, PLACE, AND STEAD OF THE OTHER PARTY, TO FILE THIS AGREEMENT WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

Initials:__[insert initials of parties] Initials:__[Insert initials of parties]

        16.5 CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

        16.6 CONSENT TO LOAN PARTICIPATION. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matters relating to the Loan, provided that any such purchaser or potential purchaser agrees to keep such information private and confidential. Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests, but no greater rights than Lender has under this Agreement. Borrower further agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

        16.7 NOTICES. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address.

        16.8 PREFERENCE PAYMENTS. Any monies Lender pays because of an asserted preference claim in Borrower's bankruptcy will become a part of the Indebtedness and, at Lender's option, shall be payable by Borrower as provided in Section 12 above.

        16.9 SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid of unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

        16.10 SUCCESSORS AND ASSIGNS. The Loan Documents shall bind and inure to the benefit of the parties hereto and their successors and assigns. Borrower shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender.

        16.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower understands and agrees that in extending Loan Advances, Lender Is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the other Loan Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Loan Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower's indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

        16.12 TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

        16.13 WAIVER. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of Lender's rights or of any of Borrower's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

THIS EQUIPMENT LOAN AND SECURITY AGREEMENT IS DATED AS OF THE DATE FIRST SET FORTH ABOVE.

BORROWER:                 DICON FIBEROPTICS, INC., a California corporation

                          By: /s/ HO-SHANG LEE
                              -------------------------------------------
                              Ho-Shang Lee, Ph.D., President & CEO

LENDER: FIRST BANK & TRUST, a California corporation with a State banking license

                          By: /s/ BOB D. HARWELL
                              -------------------------------------------
                              Bob D. Harwell, Vice President

                                    EXHIBIT A

                                  [DEFINITIONS]


The following words shall have the following meanings when used in this Agreement.

ADVANCE. The word "Advance" means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower's behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

ADVANCE PERIOD. The term "Advance Period" shall mean that period from the Effective Date to and including April 30, 2001.

AGREEMENT. The word "Agreement" means the Equipment Loan and Security Agreement, as this Equipment Loan and Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to the Equipment Loan and Security Agreement from time to time.

BORROWER. The word "Borrower" means DiCon Fiberoptics, Inc., a California corporation.

CERTIFICATE OF SECRETARY - ARTICLES AND BY-LAWS. The term "Certificate of Secretary - Articles and Bylaws" shall mean a certificate, executed and delivered by the Corporate Secretary of Borrower, in form satisfactory to Lender, attaching the Articles of Incorporation and Bylaws of Borrower, and certifying that the Articles of Incorporation and Bylaws attached thereto have not been rescinded or amended and remain in effect on the date of said certificate.

CERTIFICATE OF SECRETARY (CORPORATE RESOLUTION TO BORROW). The term "Certificate of Secretary (Corporate Resolution to Borrow)" shall mean a certificate, executed and delivered by the Corporate Secretary of Borrower, in form satisfactory to Lender, attaching resolutions of the Board of Directors of Borrower, authorizing the Equipment Loan and the execution and delivery of the Loan Agreement, Promissory Note and Financing Statements, and certifying that the resolutions attached thereto have not been rescinded or amended and remain in effect on the date of said certificate.

CERTIFICATE OF SECRETARY (INCUMBENCY CERTIFICATE). The term "Certificate of Secretary (Incumbency Certificate)" shall mean a certificate, executed and delivered by the Corporate Secretary of Borrower, in form satisfactory to Lender, certifying that Ho-Shang Lee is the President and Chief Executive Officer of Borrower.

COLLATERAL. The word "Collateral" means the following described property of Borrower, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

        The Equipment, together with all Related Software.

In addition, the word "Collateral" includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

        (a) All replacements of and substitutions for any property described above.

        (b) All accounts, contract rights, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section.

        (c) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section.

        (d) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Borrower's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

COLLATERAL LOCATIONS. The term "Collateral Locations" means any building or other place where the Equipment and any other Collateral may be located.

CURRENT ASSETS. The term "Current Assets" shall have the meaning as defined under GAAP.

CURRENT LIABILITIES. The term "Current Liabilities" shall have the meaning as defined under GAAP.

CURRENT MATURITIES OF LONG TERM DEBT. The term "Current Maturities of Long Term Debt" shall have the meaning as defined under GAAP.

DEBT SERVICE COVERAGE RATIO. The term "Debt Service Coverage Ratio" shall mean the ratio of which the numerator is Borrower's Net Income for the period ended as of the measuring date, plus depreciation and amortization expense for that period, and the denominator is Current Maturities of Long Term Debt, as of the measuring date, plus interest expense for the period ended as of the measuring date.

DEBT TO TANGIBLE NET WORTH RATIO. The term "Debt to Tangible Net Worth Ratio" shall mean that ratio of which the numerator is Borrower's Total Liabilities, as of the measuring date, less Deferred Compensation and less Subordinated Debt as of the measuring date, and the denominator is Borrower's Tangible Net Worth as of the measuring date.

DEFAULT RATE. The term "Default Rate" is defined in Section 2.17 of this Agreement.

DEFERRED COMPENSATION. The term "Deferred Compensation" shall have the meaning as defined under GAAP.

EFFECTIVE DATE. The term "Effective Date" shall mean the date first set forth in the Agreement.

ENVIRONMENTAL LAWS. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations end ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., Chapters 6.5 through 7.7 of Division 20 of the California Health and Safety Code, Section 25100, et seq, or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

EQUIPMENT. The word "Equipment" means the equipment to be financed by the Equipment Loan, as set forth in EXHIBIT D attached hereto and made a part hereof, and as set forth in any Financing Statement Amendment and/or Fixture Filing Amendment, and as may be more specifically identified by the Equipment Purchase Documentation.

EQUIPMENT LOAN. The term "Equipment Loan" means that certain loan from Borrower in the Equipment Note Amount for the purpose of financing the acquisition of the Equipment.

EQUIPMENT NOTE. The word "Equipment Note" means the Note executed by Borrower in favor of Lender in the Equipment Note Amount, dated April 25, 2001 together with all renewals, extensions, modifications, refinancings, consolidations, and substitutions thereof.

EQUIPMENT NOTE AMOUNT. The term "Equipment Note Amount" means the principal amount of EIGHT MILLION EIGHT HUNDRED THIRTY-TWO THOUSAND THREE HUNDRED SIXTEEN AND NO/100 Dollars ($8,832,316.00).

EQUIPMENT PURCHASE DOCUMENTATION. The term "Equipment Purchase Documentation" shall mean such purchase orders, invoices, and other documentation as Lender may reasonably require to specifically identify each item of Equipment and to evidence that such Equipment has been purchased, delivered, installed and/or accepted by or to Borrower.

EVENT OF DEFAULT. The words "Event of Default" mean any of the Events of Default set forth in Section 14 of this Agreement.

FINANCING STATEMENT. The term "Financing Statement" means a UCC-1 Financing Statement, in form satisfactory to Lender, to be filed in the Office of the California Secretary of State, describing the Collateral.

FINANCING STATEMENT AMENDMENT. The term "Financing Statement Amendment" means one or more a UCC-2 Financing Statement Change Forms, each in form satisfactory to Lender, to be filed in the Office of the California Secretary of State, amending the Financing Statement to specifically identify the Equipment financed under the Equipment Loan.

FIXED RATE OPTION. The term "Fixed Rate Option" is defined in Section 2.15 of this Agreement.

FIXTURE. The word "Fixture" shall have the meaning defined in California Civil Code Section 660 and as otherwise defined under California law, and, as it applies to the Equipment, shall mean each item of Equipment that is or will become a Fixture.

FIXTURE FILING. The term "Fixture Filing" means a UCC-1 Financing Statement, in form satisfactory to Lender, to be filed in the Office of the County Recorder of each County of California in which a Fixture is or will be located, describing the Collateral that is or will become a Fixture.

FIXTURE FILING AMENDMENT. The term "Fixture Filing Amendment" means one or more a UCC-2 Financing Statement Change Forms, each in form satisfactory to Lender, to be filed in the Office of the County Recorder of each County of California where a Fixture Filing is recorded, amending the Fixture Filing to specifically identify the Equipment financed under the Equipment Loan that is or will become a Fixture.

GAAP. The word "GAAP" means generally accepted accounting principles.

INDEBTEDNESS. The word "Indebtedness" means the indebtedness evidenced by the Note or any of the other Loan Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the other Loan Documents.

INDEX. The word "Index" means the WALL STREET JOURNAL'S PRIME LENDING RATE. The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower.

INITIAL ADVANCE. The term "Initial Advance" means the first Advance under the Equipment Loan.

INITIAL LOAN DOCUMENTS. The term "Initial Loan Documents" is defined in Section
2.13 of this Agreement.

INTANGIBLE ASSETS. The term "Intangible Assets" shall have the meaning as defined under GAAP.

LANDLORD. The word "Landlord" means any landlord of any Premises where the Equipment is or will become a Fixture.

LANDLORD CONSENT. The term "Landlord Consent" shall mean an agreement, in form satisfactory to Lender, between Lender and Landlord, granting Lender permission to remove the Equipment and any other Collateral from the Premises, or granting the Lender the right to use the Premises to store or sell the Equipment or the other Collateral located on the Premises.

LENDER. The word "Lender" means FIRST BANK & TRUST, its successors and assigns.

LOAN. The word "Loan" means the Equipment Loan.

LOAN DOCUMENTS. The term "Loan Documents" means the Initial Loan Documents and any Financing Statement, Financing Statement Amendment, Fixture Filing, Fixture Filing Amendment, and/or Landlord Consent now or hereafter executed and delivered to Lender in connection with the Equipment Loan.

LOAN FEE. The term "Loan Fee" means the fee to be paid to Lender by Borrower in consideration for Lender's commitment to make the Equipment Loan in the amount of EIGHT THOUSAND EIGHT HUNDRED THIRTY-TWO AND NO/100 Dollars ($8,832.00).

MATURITY DATE. The term "Maturity Date" means the date on which the entire amount of unpaid principal and accrued but unpaid interest will be immediately due and payable in full which, unless declared to be immediately due and payable pursuant to Section 15.1 of the Agreement, shall be APRIL 30, 2006.

NET INCOME. The term "Net Income" shall have the meaning as defined under GAAP.

NET WORTH. The term "Net Worth" shall be total shareholder's equity as defined under GAAP.

NOTE. The word "Note" means the Equipment Note, together with any and all renewals, extensions, modifications, refinancings, consolidations, and substitutions thereof.

PREMISES. The word Premises shall mean any building or other place where the Equipment and any other Collateral may be located.

QUICK RATIO. The term "Quick Ratio" shall mean a ratio of which the numerator is equal to Borrower's Current Assets, as of the measuring date, less Borrower's inventory, as of the measuring date, and the denominator is equal to Borrower's Current Liabilities, as of the measuring date, less amounts outstanding under real estate construction loans (to the extent included in current liabilities as of the measuring date) and less Deferred Compensation not payable within one year of the measuring date.

RELATED SOFTWARE. The term "Related Software" shall mean Software acquired by Borrower from the manufacturer of the Equipment in connection with and as part of Borrower's purchase of the Equipment from the manufacturer of the Equipment.

SOFTWARE. The word "Software" means a computer program and any supporting documentation and information relating thereto, including the medium on which such Software is held or stored.

SUBORDINATED DEBT. The term "Subordinated Debt" shall have the meaning as defined under GAAP.

SUBSEQUENT ADVANCE. The term "Subsequent Advance" means the any Advance under the Equipment Loan made subsequent to the Initial Advance.

TANGIBLE NET WORTH. The term "Tangible Net Worth" shall mean the Borrower's Net Worth as of the measuring date, plus Subordinated Debt, less Intangible Assets.

TOTAL LIABILITIES. The term "Total Liabilities" shall have the meaning as defined under GAAP.

UNIFORM COMMERCIAL CODE. The term "Uniform Commercial Code" means the California Uniform Commercial Code, as from time to time amended.

                                    EXHIBIT B

                                [Equipment List]

                                 PROMISSORY NOTE
                                (EQUIPMENT LOAN)


Borrower:  DICON FIBEROPTICS, INC.           Lender: FIRST BANK & TRUST
           1331 Eighth Street                        865 Howe Avenue, Suite 310
           Berkeley, CA 94710                        Sacramento, CA 95825

================================================================================


Principal Amount: $8,832,316.00 Initial Rate: 8.00% Date of Note: April 25, 2001

PROMISE TO PAY. DICON FIBEROPTICS, INC., a California corporation ("Borrower") promises to pay to FIRST BANK & TRUST ("Lender"), or order, the principal amount of EIGHT MILLION EIGHT HUNDRED THIRTY-TWO THOUSAND THREE HUNDRED SIXTEEN AND NO/100 Dollars ($8,832,316.00) or so much as may be outstanding, together with interest on any principal amounts remaining unpaid from time to time from the date of this Note until payment in full, to be calculated as set forth below.

VARIABLE INTEREST RATE. Subject to Borrower exercising the Fixed Rate Option provided herein, the interest rate on this Note is subject to change from time to time based on changes in an independent index which is the WALL STREET JOURNAL'S PRIME LENDING RATE (the "INDEX"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each DAY. Borrower understands that Lender may make loans based on other rates as well. THE INDEX CURRENTLY IS SEVEN AND ONE HALF PERCENT (7.50%). THE INTEREST RATE TO BE APPLIED TO THE UNPAID PRINCIPAL BALANCE OF THIS NOTE WILL BE AT A RATE OF ONE HALF OF ONE PERCENTAGE POINT (00.50%) OVER THE INDEX, RESULTING IN AN INITIAL RATE OF EIGHT PERCENT (8.00%). Interest will accrue daily on the outstanding principal balance on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PAYMENT. Principal shall be payable in sixty (60) monthly installments commencing on MAY 31, 2001, and on the last day of each month thereafter. The monthly principal installments shall be established at the amount necessary to fully amortize the Advances in sixty (60) equal monthly installments. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest commencing on MAY 31, 2001, and on the last day of each month thereafter. Should interest not be timely paid, it shall become a part of the principal and thereafter bear interest as provided herein. The entire amount of unpaid principal and accrued but unpaid interest will be immediately due and payable on APRIL 30, 2006 (the "MATURITY DATE") Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal. Both principal and interest are payable in lawful money of the United States of America in same day funds at Lender's address shown above or at such other place as Lender may designate in writing. Whenever any payment to be made under this Note is stated to be due on a day other than a Business Day (meaning any day other than Saturday, Sunday, or public holiday or the equivalent for banks generally under the laws of California), that payment may be made on the next succeeding Business Day, and the extension of time will in that case be included in the computation of payment of interest.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $100.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Unless agreed to by Lender in writing, early payments will be applied to principal and will not relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Borrower agrees not to send Lender payments marked "paid in full," "without recourse," or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: FIRST BANK & TRUST, Corporate Banking Group, 855 Howe Avenue, Suite 310, Sacramento, CA 95825.

ANNUAL FIXED RATE OPTION. Provided that no Event of Default exists and has not been cured, and subject to the provisions of the section of this Note entitle "Interest After Default", effective APRIL 30, 2001, and annually on APRIL 30 of each year thereafter, Borrower may, at Borrower's option, elect to fix the interest rate on the Equipment Loan for a twelve month period at a rate of one-half of one percentage point (00.50%) per annum in excess of the Index at that date (the "Fixed Rate Option"). Notice of Borrower's election of the Fixed Rate Option must be given to Lender on or before APRIL 25 of each year in order to elect the Fixed Rate Option for the next twelve month period. Unless Borrower elects the Fixed Rate Option, effective APRIL 30 of each year, the interest accrue for the succeeding twelve months at the variable interest rate as provided herein above.

DEPOSIT INCENTIVE RATE. Provide that Borrower has not elected the Fixed Rate Option, and subject to the provisions of the section of this Note entitled "Interest After Default", commencing May 31, 2001, and on the last day of each month thereafter, and provided that no Event of Default exists and remains uncured, Lender will reduce the interest rate to be otherwise charged under the Equipment Loan for the next month as follows: (i) by one-quarter of one percent (00.25%) per annum, when the daily collected balances in Borrower's demand deposit accounts with Lender have averaged over the preceding ninety (90) days in excess of $1,000,000, or (ii) by one half of one percent per annum (00.50%), when the daily collected balances in Borrower's demand deposit accounts with Lender have averaged over the preceding ninety (90) days in excess of $2,000,000.

LOAN AGREEMENT. In addition to all other terms and conditions set forth herein, the Note is subject to and governed by that certain Equipment Loan and Security Agreement of even date herewith (the "LOAN AGREEMENT"). All capitalized terms not defined herein shall have the meaning ascribed in the Loan Agreement.

COLLATERAL. This Note is secured by the Collateral set forth in the Loan Agreement.

LINE OF CREDIT. This Note evidences a non-revolving line of credit in that advances made under this Note may not be re-borrowed once repaid. Advances under this Note shall be requested in writing by Borrower as provided in the Loan Agreement. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. If Lender has notified Borrower of an Event of Default under Section 14.8 of the Loan Agreement and if the Event of Default has not been cured within the time required under Section 14.8 of the Loan Agreement, Lender, without notice to Borrower, may terminate any obligation to make any further Advance under this Note.

LATE CHARGE. If any payment required to be made by Borrower under this Note has not been made when due, then, on the date ten (10) days after the date the payment was due, a late charge by way of damages will be immediately due. Borrower recognizes that default by it in making the payments agreed to be paid when due will result in Lender incurring additional expense in servicing the loan (including processing and accounting expenses and other administrative costs and expenses). Borrower agrees that if for any reason it fails to pay when due any amount due under this Note, Lender will be entitled to damages for the detriment caused, but that it is extremely difficult and impractical to ascertain the extent of the damages. Borrower therefore agrees that an amount equal to five percent (5.000%) of the payment the undersigned fails to pay within ten (10) days after the date it is due, or $5.00, which ever is greater, is a reasonable estimate of the damages to Lender, and the undersigned agrees to pay that on demand for each failure to so pay within ten (10) days. Acceptance of any late charge will not constitute a waiver of default with respect to the overdue payment, and will not prevent Lender from exercising any other rights available under this Note or the Related Documents.

DEFAULT. The words "Event of Default" shall mean any of the Events of Default set forth in Section 14 of the Loan Agreement.

INTEREST AFTER DEFAULT. Notwithstanding the sections of this Note entitled "Annual Fixed Rate Option" and "Deposit Incentive Rate", if any Event of Default occurs and remains uncured beyond any period allowed to cure such Event of Default as provided in the Loan Agreement, Lender, at Lender's option, may increase the interest rate under this Note to four percentage points (4.000%) over the interest rate to be otherwise charged under this Note.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

LENDER'S RIGHTS. If Lender has notified Borrower of an Event of Default under
Section 14.8 of the Loan Agreement and if the Event of Default has not been cured within the time required under Section 14.8 of the Loan Agreement, Lender shall have all rights and remedies set forth in the Loan Agreement, including but not limited to the right to declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due and payable.

ATTORNEYS' FEES; EXPENSES. Borrower agrees to pay upon demand all of Lender's costs and expenses, including attorneys' fees and Lender's legal expenses, including expert witness and consultant fees and related expenses, incurred in connection with the enforcement of this Note. Lender may pay someone else to help enforce this Note, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court. In any legal action or proceeding brought by either party to enforce or interpret this Note, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

APPLICABLE LAW. This Note has been delivered to Lender and accepted by Lender in the State of California. If there is a lawsuit, Borrower and Lender agree to submit to the jurisdiction of the courts of Contra Costa County, State of California. This Note shall be governed by and construed in accordance with the laws of the State of California.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's successors and assigns, and shall inure to the benefit of Lender and Lender's successors and assigns. Borrower shall not, however, have the right to assign Borrower's rights or obligations under this Note or any interest therein, without the prior written consent of Lender.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to Borrower
(a) waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (b) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the Loan Agreement, as Lender in its discretion may determine; and (c) determine how, when and what application of payments and credits shall be made on any indebtedness. Borrower, to the extent allowed by law, waives any applicable statute of limitations, presentment, demand for payment, and notice of dishonor.



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

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS PROMISSORY NOTE AND BORROWER AGREES TO ITS TERMS.

THIS PROMISSORY NOTE IS DATED AS OF THE DATE FIRST SET FORTH ABOVE.



BORROWER:              DICON FIBEROPTICS, INC., a California corporation

                       By: /s/ HO-SHANG LEE
                           ------------------------------------
                           Ho-Shang Lee, Ph.D., President & CEO



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